Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271546
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated June 26, 2023
PROSPECTUS SUPPLEMENT
(To prospectus dated May 9, 2023)
$250,000,000
MOONLAKE IMMUNOTHERAPEUTICS
Class A Ordinary Shares
Pre-funded Warrants to Purchase Class A Ordinary Shares

We are offering               Class A Ordinary Shares, par value $0.0001 per share, and, in lieu of Class A Ordinary Shares to certain investors that so choose, pre-funded warrants to purchase               Class A Ordinary Shares, pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant will equal the price per share at which our Class A Ordinary Shares are being sold to the public in this offering, minus $0.0001, the exercise price of each pre-funded warrant. The public offering price for each Class A Ordinary Share is $               . We are also offering the Class A Ordinary Shares that are issuable from time to time upon exercise of the pre-funded warrants.
There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MLTX.” On June 23, 2023, the last reported sale price of our Class A Ordinary Shares as reported on the Nasdaq Capital Market was $25.88 per share.
We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and related base prospectus and for future filings.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-7 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per share	Per Pre-funded warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to MoonLake Immunotherapeutics, before expenses	$	$	$
__________________
(1)See the section of this prospectus supplement entitled “Underwriting” for a description of the compensation payable to the underwriters.
We have granted the underwriters an option to purchase up to $37,500,000 of additional Class A Ordinary Shares, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Class A Ordinary Shares being offered hereby to purchasers on or about               , 2023.

Joint Bookrunning Managers

SVB Securities	Guggenheim Securities	Cantor	LifeSci Capital
The date of this prospectus supplement is                    , 2023

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement nor the accompanying prospectus , nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus, nor that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our securities. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context otherwise requires, references to “MoonLake,” “we,” “us,” “our,” “our Company,” “the Company” and “our business” refer to MoonLake Immunotherapeutics and its consolidated subsidiaries.
This prospectus supplement describes the terms of this offering of our securities and also adds to and updates information contained in the documents incorporated by reference into this prospectus. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Company Overview
We are a clinical-stage biotechnology company advancing therapies to address significant unmet needs in inflammatory skin and joint diseases. Our novel tri-specific Nanobody® Sonelokimab (“SLK”) is an IL-17A and IL-17F inhibitor that has shown therapeutic activity as measured by psoriasis area severity index scores in patients with plaque-type psoriasis. The terms “Nanobody” and “Nanobodies” used herewith are registered trademarks of Ablynx N.V., Belgium, a Sanofi company. SLK is a proprietary Nanobody exclusively licensed from Merck Healthcare KGaA, Darmstadt, Germany, an affiliate of Merck KGaA, Darmstadt, Germany (“MHKDG”).
We are developing a portfolio of therapeutic indications for SLK, and are focused on demonstrating its efficacy, safety and dosing convenience, initially in hidradenitis suppurativa and psoriatic arthritis. We believe that SLK has a differentiated mechanism of action and potential to penetrate deep into the skin and joint tissue. SLK’s purposefully designed molecular characteristics, including its smaller size compared to traditional monoclonal antibodies and its albumin binding site, are intended to facilitate deep tissue penetration in the skin and joints. We envision SLK as a key therapeutic alternative in our initial target indications and potentially in multiple other IL-17 driven inflammatory conditions. Building on the clinical data generated to date, we are pursuing the clinical development of SLK.
Recent Developments
Top-line Results from Phase 2 MIRA
On June 25, 2023, we announced positive top-line results from our global Phase 2 MIRA trial evaluating the efficacy and safety of SLK in patients with moderate-to-severe hidradenitis suppurativa (“HS”).
The MIRA trial (M1095-HS-201), which recruited 234 patients, is the first randomized, double-blind, placebo-controlled trial to use Hidradenitis Suppurativa Clinical Response (“HiSCR”) 75 as the primary endpoint, a higher measure of clinical response versus the HiSCR50 measure used in other clinical trials, therefore representing a landmark milestone in HS clinical development.
The trial met its primary endpoint with a significantly greater proportion of patients treated with both SLK 120mg and 240mg achieving HiSCR75 compared to those on placebo at week 12. The primary analysis was based on the most stringent type of analysis for such trials, intent-to-treat non-responder imputation (“ITT-NRI”). Both doses performed similarly, with the 120mg dose providing the highest delta on HiSCR75 and HiSCR50. The 120mg dose achieved a 29 ppt delta to placebo on HiSCR75 (p=0.0002) and a 38 ppt delta to placebo on HiSCR50 (p<0.0001). The results suggest that, as early as week 12, SLK, relative to placebo, reaches the highest clinical activity among all other therapies tested in similarly stringent pivotal-like trials.
In addition, other clinically relevant secondary endpoints, such as HiSCR90, improvements in International Hidradenitis Suppurativa Severity Score System (“IHS”) 4, abscess/nodule and draining tunnel counts as well as patient reported pain and quality of life outcomes also reached statistical significance at week 12. The high performance of SLK at 120mg, the dose found to be optimal in psoriasis, demonstrates the advantage of using a smaller biologic with albumin-binding capacity to inhibit IL-17A and IL-17F for the treatment of inflammatory diseases.
The safety profile of SLK was consistent with previously reported studies with no new safety signals observed. Overall, SLK continues to show a favorable safety profile, in line with the known profile of IL-17 inhibitors.
RCT Agreement
On May 12, 2023, we entered into an agreement with Research Cooperation Technologies, Inc. (“RCT”) and MHKDG, effective as of June 1, 2023, pursuant to which we were granted a royalty-bearing nonexclusive, sublicensable right and license under RCT’s patents and know-how related to the manufacturing process using the underlying yeast strain Pichia pastoris, to develop, manufacture, use, sell, offer for sale, and import and otherwise commercialize SLK on a world-wide basis, subject to certain restrictions. This agreement replaces our sublicense of similar RCT rights under our license agreement, dated April 29, 2021, with MHKDG.
Corporate Information
We were originally incorporated on August 13, 2020 in the Cayman Islands as a special purpose acquisition company under the name Helix Acquisition Corp., and our subsidiary, MoonLake AG, was incorporated in Switzerland in 2021. On April 5, 2022, MoonLake Immunotherapeutics (formerly known as Helix Acquisition Corp.) consummated the business combination pursuant to that certain Business Combination Agreement dated October 4, 2021 (the “Business Combination Agreement”), by and among Helix, MoonLake AG, the existing equityholders of MoonLake AG set forth on the signature pages to the Business Combination Agreement and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement (collectively, the “ML Parties”), the Sponsor, and the representative of the ML Parties (such transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). In connection with the consummation of the Business Combination, we changed our name from Helix Acquisition Corp. to MoonLake Immunotherapeutics. Our principal executive office is located in Dorfstrasse 29, 6300, Zug, Switzerland. Our website address is www.moonlaketx.com. Information contained on or accessible through our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO consummated on October 22, 2020 (that is, December 31, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares.

Pre-funded warrants offered by us
We are also offering, in lieu of Class A Ordinary Shares to certain investors that so choose, pre-funded warrants to purchase               Class A Ordinary Shares. The purchase price of each pre-funded warrant equals the price per share at which our Class A Ordinary Shares are being sold to the public in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant per share. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See “Description of Securities We Are Offering” on page S-24 of this prospectus supplement. This prospectus supplement also relates to the offering of the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants.

Option to purchase additional Class A Ordinary Shares	The underwriters have a 30-day option to purchase up to additional Class A Ordinary Shares from us.

Class A Ordinary Shares to be outstanding after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional Class A Ordinary Shares).

Use of proceeds
We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund the ongoing advancement of SLK and for general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors
Investing in our Class A Ordinary Shares involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-7 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol	“MLTX.” We do not intend to apply for listing of the pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system.
The number of Class A Ordinary Shares that will be outstanding after this offering is based on 52,701,111 Class A Ordinary Shares outstanding (which assumes the exchange by certain shareholders of MoonLake AG common shares and simultaneous surrender of all Class C Ordinary Shares for Class A Ordinary Shares) as of March 31, 2023 and excludes:
•(i) 180,000 Class A Ordinary Shares subject to stock options granted under the MoonLake Immunotherapeutics 2022 Equity Incentive Plan (the “Incentive Plan”) at a weighted-average exercise price of $12.25 per share as of March 31, 2023 and (ii) 15,220 shares of MoonLake AG subject to options granted under the MoonLake AG’s Employee Stock Option Plan (“ESOP”) as of March 31, 2023 which may ultimately be converted into 511,979 Class A Ordinary Shares issuable under the Incentive Plan (the weighted-average exercise price of stock options granted under the Incentive Plan and the ESOP was $5.32 as of March 31, 2023);
•3,661,969 ordinary shares reserved for future equity award grants under the Incentive Plan as of March 31, 2023;
•(i) 56,485 Class A Ordinary Shares subject to stock options granted under the Incentive Plan at a weighted-average exercise price of $29.18 per share after March 31, 2023, (ii) 294 shares of MoonLake AG subject to options granted under the ESOP after March 31, 2023 which may ultimately be converted into 9,890

Class A Ordinary Shares issuable under the Incentive Plan at an as-converted weighted-average exercise price of $21.67 per share, and (iii) forfeiture after March 31, 2023 of 450 shares of MoonLake AG subject to options granted under the ESOP prior to March 31, 2023 which were ultimately convertible into 15,137 Class A Ordinary Shares issuable under the Incentive Plan; and
•544,894 Class A Ordinary Shares sold subsequent to March 31, 2023 for aggregate proceeds of approximately $15.0 million, net of commissions, under our sales agreement with SVB Securities LLC, dated May 11, 2023 (the “Sales Agreement”), pursuant to which we may offer and sell up to $200.0 million of Class A Ordinary Shares, from time to time, in “at-the-market” offerings.
Except as otherwise indicated, the information in this prospectus supplement does not assume or give effect to:
•any exercise of outstanding options after March 31, 2023;
•any exercise of the pre-funded warrants offered and sold in this offering; or
•any exercise by the underwriters of their option to purchase up to               additional Class A Ordinary Shares from us in this offering.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to This Offering
Even if this offering is successful, we will require substantial additional capital to finance our operations, which may not be available to us on acceptable terms, or at all. As a result, we may be forced to delay, limit or terminate the development and commercialization of SLK, development of new product candidates or other operations.
As a clinical-stage biopharmaceutical company, our operations have consumed significant amounts of cash since our inception. We expect our research and development expenses to increase in connection with our ongoing activities, particularly as we continue to conduct clinical trials of and seek regulatory approvals for SLK.
We expect the proceeds from this offering, together with existing cash, cash equivalents and marketable securities, to be sufficient to                 . Clinical development involves a lengthy and expensive process with uncertain outcomes and is subject to risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, including that our preclinical studies or clinical trials may not be conducted as planned or completed on schedule and may not satisfy the requirements of the FDA, EMA, or other comparable foreign regulatory authorities. If we are required to conduct additional preclinical studies or clinical trials of SLK beyond those that we currently contemplate, if we are delayed or unable to successfully complete clinical trials of SLK or other testing, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may require additional funding. Moreover, we will require additional capital to commercialize SLK and to discover, develop, obtain regulatory approval and commercialize any future product candidates, as applicable. We do not have any committed external source of funds other than any sales that we may make pursuant to the Sales Agreement for our “at-the-market” offering facility and this offering. We expect to finance future cash needs through public or private equity or debt offerings or product collaborations. Additional capital may not be available in sufficient amounts or on reasonable terms, if at all. The current market environment for small biotechnology companies, like us, and broader macroeconomic factors, including recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures, may preclude us from successfully raising additional capital.
If we do not raise additional capital, we may not be able to expand our operations or otherwise capitalize on our business opportunities, our business and financial condition will be negatively impacted and we may need to: significantly delay, scale back or discontinue research and discovery efforts and the development or commercialization of SLK or any other product candidates or cease operations altogether; seek strategic alliances for research and development programs when we otherwise would not, or at an earlier stage than we would otherwise desire or on terms less favorable than might otherwise be available; or relinquish, or license on unfavorable terms, our rights to technologies or SLK or any other product candidates that we otherwise would seek to develop or commercialize ourselves.

If you purchase Class A Ordinary Shares in this offering, you will suffer immediate and substantial dilution in the book value per Class A Ordinary Share purchased in the offering.
The effective public offering price per share in this offering may exceed the net tangible book value per share of our Class A Ordinary Shares outstanding prior to this offering, in which case you may incur an immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares you purchase in this offering or the Class A Ordinary Shares underlying the pre-funded warrants you purchase in this offering. After giving effect to the sale by us of Class A Ordinary Shares (or pre-funded warrants in lieu thereof) at the public offering price of $               per Class A Ordinary Share (or pre-funded warrant in lieu thereof), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $               per share, representing the difference between the effective public offering price per share and our as adjusted net tangible book value per share as of March 31, 2023 after giving effect to this offering. The exercise of warrants, including the pre-funded warrants issued in this offering, the exercise of outstanding stock options and the vesting of restricted stock units may result in further dilution of your investment. See “Dilution” on page S-15 of this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.
You may experience future dilution as a result of future equity issuances.
In order to raise additional capital, we may at any time, offer additional shares of our Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, as of March 31, 2023, there were (a)(i) 180,000 Class A Ordinary Shares subject to stock options granted under the Incentive Plan at a weighted-average exercise price of $12.25 per share and (ii) 15,220 shares of MoonLake AG subject to options granted under the ESOP which may ultimately be converted into 511,979 Class A Ordinary Shares issuable under the Incentive Plan; and (b) 3,661,969 ordinary shares reserved for future equity award grants under the Incentive Plan. As of March 31, 2023, the weighted-average exercise price of stock options granted under the Incentive Plan and the ESOP was $5.32. To the extent shares have been issued or are issued under these outstanding options at exercise prices lower than the price of our Class A Ordinary Shares or the Class A Ordinary Shares underlying the pre-funded warrants in this offering, or outstanding shares of MoonLake AG, together with Class C Ordinary Shares, have been or are ultimately converted into Class A Ordinary Shares, you will incur further dilution.
There is no public market for the pre-funded warrants being offered in this offering.
There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of these pre-funded warrants will be limited.
Holders of pre-funded warrants purchased in this offering will have no rights as holders of Class A Ordinary Shares until such holders exercise their pre-funded warrants and acquire our Class A Ordinary Shares.
Until holders of the pre-funded warrants acquire Class A Ordinary Shares upon exercise of such pre-funded warrants, the holders will have no rights with respect to the Class A Ordinary Shares underlying such pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise.
We will not receive significant additional funds upon the exercise of the pre-funded warrants being offered.
In certain limited circumstances, each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number Class A Ordinary Shares determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrants or if the pre-funded warrants altogether are not exercised at all. In addition, the pre-funded warrants have an exercise price of $0.0001 per Class A Ordinary Share, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.
Significant holders or beneficial holders of our Class A Ordinary Shares may not be permitted to exercise pre-funded warrants that they hold.
Holders of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of Class A Ordinary Shares beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for our Class A Ordinary Shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.
Sales of a significant number of Class A Ordinary Shares in the public markets, including any Class A Ordinary Shares issuable upon exercise of any pre-funded warrants, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and our ability to raise funds in future offerings.
Sales of a substantial number of Class A Ordinary Shares in the public markets, including sales of any Class A Ordinary Shares issuable upon exercise of any pre-funded warrants issued in this offering, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A Ordinary Shares would have on the market price of our Class A Ordinary Shares.
Future issuances of our Class A Ordinary Shares or our other equity or debt securities could further depress the market for our Class A Ordinary Shares. We expect to continue to incur significant expenses and increasing operating losses as we advance SLK and any future product candidates through clinical trials, seek regulatory approval for SLK and any future product candidates, expand our clinical, regulatory, quality, manufacturing and commercialization capabilities, protect our intellectual property, prepare for and, if approved, proceed to commercialization of SLK and any future product candidates, expand our general and administrative support functions, including hiring additional personnel, and general and administrative costs associated with our operations, and to satisfy our funding requirements, we may need to sell additional securities. The proceeds of this offering will not be sufficient to fund the Company beyond               and we may need to sell additional securities to continue operating. The sale or the proposed sale of substantial amounts of our Class A Ordinary Shares, including the shares issuable upon exercise of any pre-funded warrants, or our other securities may adversely affect the market price of our Class A Ordinary Shares and our stock price may decline substantially. Our shareholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New securities issued may have greater rights, preferences or privileges than our existing Class A Ordinary Shares.
Sales of a substantial number of Class A Ordinary Shares in the public could cause our stock price to fall.
If our existing shareholders, particularly our directors, executive officers and their respective affiliates, sell, or indicate an intention to sell, substantial amounts of our Class A Ordinary Shares in the public market after the lock-up period discussed in this prospectus supplement lapses, the market price of our Class A Ordinary Shares could decline. Our directors, executive officers and their respective affiliates have entered into lock-up agreements with the underwriters in connection with this offering pursuant to which they have agreed with the underwriters not to offer, sell, dispose of or hedge any Class A Ordinary Shares or securities convertible into or exchangeable for Class A Ordinary Shares, subject to specified limited exceptions and extensions described elsewhere in this prospectus supplement, for a period of 60 days after the date of this prospectus supplement without the prior written consent of SVB Securities LLC and Guggenheim Securities, LLC. Other than any shares held by our directors, executive officers and their respective affiliates subject to lock-up agreements with the underwriters, all of the outstanding Class A Ordinary Shares are currently freely tradable, and the shares to be sold in this offering and shares issuable upon exercise of any pre-funded warrants will be freely tradable, without restriction, in the public market following this offering. SVB Securities LLC and Guggenheim Securities, LLC may, in their sole discretion, permit our executive officers, directors and their respective affiliates who are subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements. Sales of a substantial number of shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A Ordinary Shares at a time and price that you deem appropriate.
We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.
Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class A Ordinary Shares to decline and delay the development of our product candidates. You will not have the opportunity to influence our decisions on how to use our cash and cash equivalents, including the net proceeds from this offering. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.
We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus supplement captioned “United States Federal Income Tax Considerations”) of our Class A Ordinary Shares, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Without taking into account the value of our goodwill, more than 50% of our assets by value would be passive, which would mean that we would be a PFIC for the taxable year ended December 31, 2022. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce or are held for the production of active income. In our case, an important aspect of the determination of whether we are or will be a PFIC is whether or not we will have royalty income in the future and whether any such future royalty income should be treated as passive income (and whether our related assets are treated as held for the production of passive income).
Further, although royalty income generally is treated as passive, royalties that are derived in the “active conduct of a trade or business” as provided under applicable Treasury regulations are not treated as passive income. There is little guidance available to determine whether royalty income we may receive in the future should be treated as derived in the active conduct of a trade or business. In general, royalties received on property that we, through our own officers, staff or employees, have developed, created or produced, or property that we acquired and to which we, through our own officers, staff and employees, have added substantial value will be treated as royalties derived in the active conduct of a trade or business, provided that we are regularly engaged in the development, creation or production of, or in the acquisition and addition of substantial value to, property of such kind. Although we intend to increase our staff over time in accordance with our clinical development plans, we currently have a relatively small number of officers, staff and employees, which includes several scientists that are involved in certain aspects of the creation and development of intellectual property and in the addition of substantial value to such property. Additionally, it is not entirely clear how the asset and income tests should apply to a company like us that has substantial operating losses and that currently only generates passive income. No assurance can be given that we will derive royalty income in the future or that any such royalty income would not be passive income for this purpose.
Therefore, whether we were a PFIC for our taxable year ended December 31, 2022 is not entirely clear. Based upon our current operations, our goodwill (the value of which should be based upon our market capitalization) may be attributable to our activities that may generate royalties income and may be treated as an active asset if we otherwise satisfy the requirements described above. However, there is no assurance that the Internal Revenue

Service will not assert that for purposes of the assets test all or a portion of our goodwill is not an active asset, in which case our risk of being or becoming a PFIC will increase.
Additionally, even if we are not a PFIC for a particular taxable year, we could become a PFIC for future years based on changes in our assets or the value thereof, including the value of our goodwill as indicated by our market capitalization, and based on changes in our activities and income, particularly given the fact that it is not entirely clear how the asset and income tests should apply to our Company if we continue to incur operating losses and generate passive income in the future. For these reasons, and since a company’s annual PFIC status can be determined only after the end of each taxable year, we cannot express a view as to whether we will be a PFIC for the current or any future taxable year. If we determine we are a PFIC for any taxable year, upon written request, we may provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information.
We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus supplement captioned “United States Federal Income Tax Considerations - Passive Foreign Investment Company Rules.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. You should note that on April 8, 2021, the staff of the SEC issued a public statement entitled “SPAC IPOs and Liability Risk under the Securities Act”, in which the SEC staff indicated that there is uncertainty as to the availability of the safe harbor in connection with a SPAC merger. All statements other than statements of historical fact contained in this prospectus supplement and the accompanying prospectus, including without limitation, statements regarding the following, are forward-looking statements: our future results of operations and financial position, our expectations regarding industry trends, the sufficiency of our cash and cash equivalents, anticipated sources and uses of cash, the anticipated investments in our business, our business strategy, and the plans and objectives of management for future operations and capital expenditures. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “might,” “possible,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus supplement and the accompanying prospectus contain forward-looking statements that reflect our plans and strategy for our business and related financing. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements.
These forward-looking statements are subject to a number of important risks, uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements expressed or implied in this prospectus supplement and the accompanying prospectus. Such risks, uncertainties and other factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors,” and the following risks, uncertainties and factors:
•our ability to maintain the listing of the Class A Ordinary Shares on the Nasdaq Capital Market;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•factors relating to our business, operations and financial performance, including, but not limited to:
◦we are substantially dependent on the success of SLK, which we license from MHKDG;
◦we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;
◦we have no products approved for commercial sale;
◦we have incurred significant losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;
◦our ability to renew existing contracts;
◦our ability to obtain regulatory approval for our products, and any related restrictions or limitations of any approved products;
◦our limited operating history;
◦our ability to respond to general economic conditions;

◦our ability to manage our growth effectively;
◦the impact of adverse business and economic conditions including inflationary pressures, general economic slowdown or a recession, increasing interest rates, and changes in monetary policy;
◦competition and competitive pressures from other global companies in the industries in which we operate;
◦the impact of the COVID-19 pandemic; and
◦litigation and the ability to adequately protect our intellectual property rights.
These factors should not be construed as exhaustive and should be read in conjunction with the other factors described under the heading “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.
The forward-looking statements contained in this prospectus are made as of the date hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of our Class A Ordinary Shares and pre-funded warrants in this offering will be approximately $               million (or, approximately $               million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the pre-funded warrants sold in this offering.
We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund the ongoing advancement of SLK and for general corporate purposes.
We expect the proceeds from this offering, together with existing cash, cash equivalents and marketable securities, to be sufficient to                . Clinical development involves a lengthy and expensive process with uncertain outcomes and is subject to risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, including that our preclinical studies or clinical trials may not be conducted as planned or completed on schedule and may not satisfy the requirements of the FDA, EMA, or other comparable foreign regulatory authorities. If we are required to conduct additional preclinical studies or clinical trials of SLK beyond those that we currently contemplate, if we are delayed or unable to successfully complete clinical trials of SLK or other testing, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may require additional funding. Moreover, we will require additional capital to commercialize SLK and to discover, develop, obtain regulatory approval and commercialize any future product candidates, as applicable.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION
If you purchase Class A Ordinary Shares or pre-funded warrants in this offering, your ownership interest will be diluted to the extent of the difference between the purchase price per share (or pre-funded warrant in lieu thereof) and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of Class A Ordinary Shares (assuming the exchange by certain shareholders of MoonLake AG common shares and simultaneous surrender of all Class C Ordinary Shares for Class A Ordinary Shares). Dilution represents the difference between the portion of the amount per share (or pre-funded warrant in lieu thereof) paid by purchasers of Class A Ordinary Shares in this offering and the as adjusted net tangible book value per share of Class A Ordinary Share immediately after giving effect to this offering. Our net tangible book value as of March 31, 2023, was approximately $59.1 million, or $1.12 per share.
After giving effect to the issuance and sale of Class A Ordinary Shares (or pre-funded warrants in lieu thereof) in this offering at a sale price of $               per share (or $               per pre-funded warrant in lieu thereof), and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023, would have been $               million, or $               per Class A Ordinary Share. This represents an immediate increase in the as adjusted net tangible book value of $               per share to our existing shareholders and an immediate dilution of $               per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

Public offering price per share (or pre-funded warrant in lieu thereof at the public offering price less $0.0001)		$
Net tangible book value per share as of March 31, 2023	$1.12
Increase in net tangible book value per share attributable to new investors in offering
As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering
Dilution per share to new investors in this offering		$
If the underwriters exercise their option in full to purchase an additional               Class A Ordinary Shares, our as adjusted net tangible book value per share after this offering would be approximately $               per share, representing an increase of as adjusted net tangible book value of $               per share to our existing shareholders and an immediate dilution of approximately $               per share to investors participating in this offering.
The discussion and table above assume no exercise of the pre-funded warrants sold in this offering. Investors who purchase Class A Ordinary Shares upon the exercise of the pre-funded warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.
The number of Class A Ordinary Shares that will be outstanding after this offering is based on 52,701,111 Class A Ordinary Shares outstanding (which assumes the exchange by certain shareholders of MoonLake AG common shares and simultaneous surrender of all Class C Ordinary Shares for Class A Ordinary Shares) as of March 31, 2023 and excludes:
•(i) 180,000 Class A Ordinary Shares subject to stock options granted under the Incentive Plan at a weighted-average exercise price of $12.25 per share as of March 31, 2023 and (ii) 15,220 shares of MoonLake AG subject to options granted under the ESOP as of March 31, 2023 which may ultimately be converted into 511,979 Class A Ordinary Shares issuable under the Incentive Plan (the weighted-average exercise price of stock options granted under the Incentive Plan and the ESOP was $5.32 as of March 31, 2023);
•3,661,969 ordinary shares reserved for future equity award grants under the Incentive Plan as of March 31, 2023;

•(i) 56,485 Class A Ordinary Shares subject to stock options granted under the Incentive Plan at a weighted-average exercise price of $29.18 per share after March 31, 2023, (ii) 294 shares of MoonLake AG subject to options granted under the ESOP after March 31, 2023 which may ultimately be converted into 9,890 Class A Ordinary Shares issuable under the Incentive Plan at an as-converted weighted-average exercise price of $21.67 per share, and (iii) forfeiture after March 31, 2023 of 450 shares of MoonLake AG subject to options granted under the ESOP prior to March 31, 2023 which were ultimately convertible into 15,137 Class A Ordinary Shares issuable under the Incentive Plan; and
•544,894 Class A Ordinary Shares sold subsequent to March 31, 2023 for aggregate proceeds of approximately $15.0 million, net of commissions, under our Sales Agreement, pursuant to which we may offer and sell up to $200.0 million of Class A Ordinary Shares, from time to time, in “at-the-market” offerings.
To the extent shares have been issued or are issued under these outstanding options at exercise prices lower than the price of our Class A Ordinary Shares in this offering, or outstanding shares of MoonLake AG, together with Class C Ordinary Shares, have been or are ultimately converted into Class A Ordinary Shares, you will incur further dilution. In addition, we may choose to raise additional capital, including pursuant to the Sales Agreement, due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares and pre-funded warrants. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of Class A Ordinary Shares or pre-funded warrants who purchase Class A Ordinary Shares or pre-funded warrants pursuant to this offering and hold Class A Ordinary Shares or pre-funded warrants as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on the Class A Ordinary Shares and pre-funded warrants and any consideration received by a holder in consideration for the sale or other disposition of Class A Ordinary Shares and pre-funded warrants will be in U.S. dollars.
This discussion does not address the U.S. federal income tax consequences to our initial shareholders, the ML Parties, the Sponsor, or our founders, officers or directors. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•banks, financial institutions or financial services entities;
•broker-dealers;
•governments or agencies or instrumentalities thereof;
•regulated investment companies;
•real estate investment trusts;
•expatriates or former citizens and former long-term residents of the United States;
•persons that actually or constructively own (directly, indirectly or by attribution) five percent or more (by vote or value) of our shares (including the pre-funded warrants);
•persons that acquired Class A Ordinary Shares or pre-funded warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•insurance companies;
•dealers or traders subject to a mark-to-market method of accounting with respect to the Class A Ordinary Shares or pre-funded warrants;
•persons holding Class A Ordinary Shares or pre-funded warrants as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships or pass-through entities;
•tax-exempt entities;
•controlled foreign corporations; and
•passive foreign investment companies.
If an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes holds Class A Ordinary Shares or pre-funded warrants, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes that holds, or a partner, member or other beneficial owner of a partnership holding Class A Ordinary Shares or pre-funded warrants, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of Class A Ordinary Shares or pre-funded warrants.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES AND PRE-FUNDED WARRANTS ACQUIRED PURSUANT TO THIS OFFERING. EACH PROSPECTIVE INVESTOR IN CLASS A ORDINARY SHARES OR PRE-FUNDED WARRANTS IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES OR PRE-FUNDED WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of Class A Ordinary Shares or pre-funded warrants who or that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.
Treatment of Pre-Funded Warrants
Although not entirely free from doubt, each pre-funded warrant generally is expected to be treated as one Class A Ordinary Share for U.S. federal income tax purposes, and a U.S. Holder of pre-funded warrants generally is expected to be taxed in the same manner as a U.S. Holder of Class A Ordinary Shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant, and the holding period of a pre-funded warrant should carry over to the Class A Ordinary Share received. Similarly, the tax basis of a pre-funded warrant should carry over to the Class A Ordinary Shares received upon exercise, increased by the exercise price of $0.001 per Class A Ordinary Share. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire Class A Ordinary Shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in pre-funded warrants could change.
Each U.S. Holder should consult their tax advisors regarding the risks associated with an investment in pre-funded warrants pursuant to this offering (including potential alternative characterizations). The remainder of this discussion generally assumes that the pre-funded warrants will be treated as identical to Class A Ordinary Shares and references to Class A Ordinary Shares in the remainder of this discussion also refer to pre-funded warrants unless stated otherwise.
Passive Foreign Investment Company Rules
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income. Cash generally is a passive asset for this purpose.
Without taking into account the value of our goodwill, more than 50% of our assets by value would be passive, which would mean that we would be a PFIC for the taxable year ended December 31, 2022. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce or are held for the production of active income. In our case, an important aspect of the determination of whether we are or will be a PFIC is whether or not we will have royalty income in the future and whether any such future royalty income should be treated as passive income (and whether our related assets are treated as held for the production of passive income).
Further, although royalty income generally is treated as passive, royalties that are derived in the “active conduct of a trade or business” as provided under applicable Treasury regulations are not treated as passive income. There is little guidance available to determine whether royalty income we may receive in the future should be treated as derived in the active conduct of a trade or business. In general, royalties received on property that we, through our own officers, staff or employees, have developed, created or produced, or property that we acquired and to which we, through our own officers, staff and employees, have added substantial value will be treated as royalties derived in the active conduct of a trade or business, provided that we are regularly engaged in the development, creation or production of, or in the acquisition and addition of substantial value to, property of such kind. Although we intend to increase our staff over time in accordance with our clinical development plans, we currently have a relatively small number of officers, staff and employees, which includes several scientists that are involved in certain aspects of the creation and development of intellectual property and in the addition of substantial value to such property. Additionally, it is not entirely clear how the asset and income tests should apply to a company like us that has substantial operating losses and that currently only generates passive income. No assurance can be given that we will derive royalty income in the future or that any such royalty income would not be passive income for this purpose.
Therefore, whether we were a PFIC for our taxable year ended December 31, 2022 is not entirely clear. Based upon our current operations, our goodwill (the value of which should be based upon our market capitalization) may be attributable to our activities that may generate royalties income and may be treated as an active asset if we otherwise satisfy the requirements described above. However, there is no assurance that the IRS will not assert that for purposes of the assets test all or a portion of our goodwill is not an active asset, in which case our risk of being or becoming a PFIC will increase.
Additionally, even if we are not a PFIC for a particular taxable year, we could become a PFIC for future years based on changes in our assets or the value thereof, including the value of our goodwill as indicated by our market capitalization, and based on changes in our activities and income, particularly given the fact that it is not entirely clear how the asset and income tests should apply to our Company if we continue to incur operating losses and generate passive income in the future. For these reasons, and since a company’s annual PFIC status can be determined only after the end of each taxable year, we cannot express a view as to whether we will be a PFIC for the current or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2022, our current taxable year or future taxable years. Therefore, U.S. investors should invest in our Class A Ordinary Shares only if they are willing to bear the U.S. federal income tax consequences (described below) of an investment in a PFIC.
Although our PFIC status is determined annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held Class A Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A Ordinary Shares and the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Class A Ordinary Shares (which may include gain realized by reason of transfers of Class A Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Class A Ordinary Shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).
Under these excess distribution rules:
•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;
•the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and
•an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.
If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A Ordinary Shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above with respect to its Class A Ordinary Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over its adjusted basis in its Class A Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the Class A Ordinary

Shares, but not the pre-funded warrants, are listed), or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A Ordinary Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. Notwithstanding the fact that the pre-funded warrants generally are treated as identical to Class A Ordinary Shares for U.S. federal income tax purposes, because the pre-funded warrants will not be listed on Nasdaq it is not entirely clear whether the pre-funded warrants will be treated as “marketable stock” for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A Ordinary Shares and pre-funded warrants under their particular circumstances.
If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC (a “lower-tier PFIC”), U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or if the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC.
A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
U.S. Holders could also mitigate some of the adverse U.S. federal income tax consequences of the Company (and any non-U.S. subsidiary of the Company) being classified as a PFIC by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. If a U.S. Holder makes a QEF election with respect to its Class A Ordinary Shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares then, notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Class A Ordinary Shares.
If we determine we are a PFIC for any taxable year, upon written request, we may provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there can be no assurance that we will timely provide such required information.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A Ordinary Shares should consult their tax advisors concerning the application of the PFIC rules to our Class A Ordinary Shares under their particular circumstances.
Taxation of Distributions
Subject to the PFIC rules discussed above, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or other taxable disposition of such Class A

Ordinary Shares (the treatment of which is described under “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” below). We may not maintain calculations of our earnings and profits under U.S. federal income tax principles, however, so U.S. Holders should assume that any distribution paid on our Class A Ordinary Shares may be reported as ordinary dividend income for U.S. federal income tax purposes.
Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” below) only if our Class A Ordinary Shares are readily tradable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A Ordinary Shares.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares
Subject to the PFIC rules discussed above, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A Ordinary Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of Class A Ordinary Shares who or that is for U.S. federal income tax purposes:
•a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);
•a non-U.S. corporation; or
•an estate or trust that is not a U.S. Holder;
but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of their Class A Ordinary Shares (as such days are calculated pursuant to Section 7701(b) of the Code). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares.
Dividends paid or deemed paid to a Non-U.S. Holder in respect of our Class A Ordinary Shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our Class A Ordinary Shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).
Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S.

federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower rate under an applicable income tax treaty.
Information Reporting and Backup Withholding
Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale or other taxable disposition of our Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information.
Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. You are urged to consult your tax advisors regarding information reporting requirements relating to your ownership of the Class A Ordinary Shares.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Class A Ordinary Shares
We are offering our Class A Ordinary Shares in this offering. See “Description of Shares” in the accompanying prospectus for more information regarding our Class A Ordinary Shares.
Pre-funded Warrants
The following is a summary of the material attributes and characteristics of the pre-funded warrants. The form of pre-funded warrants will be provided to the pre-funded warrant purchasers in this offering and will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. The following summary is subject in all respects to the provisions contained in the pre-funded warrants. See “Description of Warrants” in the accompanying prospectus for more information regarding our Class A Ordinary Shares.
Pre-funded warrants will be issued in certificated form only.
Duration and Exercise Price
Each pre-funded warrant entitles the holder thereof to purchase Class A Ordinary Shares at an exercise price equal to $0.0001 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of Class A Ordinary Shares issuable upon exercise of each pre-funded warrant is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Ordinary Shares and the exercise price.
Exercisability
The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of Class A Ordinary Shares for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in Class A Ordinary Shares determined according to the formula set forth in the pre-funded warrant.
Upon a holder’s exercise of the pre-funded warrant, we will issue the Class A Ordinary Shares to which the holder is entitled pursuant to such exercise within three trading days after the exercise date.
A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of Class A Ordinary Shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of Class A Ordinary Shares would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% (or 4.99% at the election of the holder) of the total number of then issued and outstanding Class A Ordinary Shares, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us.
Fundamental Transaction
In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Ordinary Shares, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each Class A Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A Ordinary Shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A Ordinary Shares for which the warrant is exercisable immediately prior to such event.

Transferability
Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system.
We will initially serve as the warrant agent under the pre-funded warrants.
Rights as a Shareholder
Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our Class A Ordinary Shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their pre-funded warrants.

UNDERWRITING
SVB Securities LLC and Guggenheim Securities LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Cantor Fitzgerald & Co. and LifeSci Capital LLC are also acting as joint bookrunning mangers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Class A Ordinary Shares and pre-funded warrants to purchase Class A Ordinary Shares set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
SVB Securities LLC
Guggenheim Securities LLC
Cantor Fitzgerald & Co
LifeSci Capital LLC
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares and pre-funded warrants sold under the underwriting agreement if any of the shares and pre-funded warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares and pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares and pre-funded warrants to the public at the public offering prices set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $          per share and $          per share underlying the pre-funded warrants. After the initial offering of the shares and pre-funded warrants, the public offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Class A Ordinary Shares.

Total
	Per Share	Per Pre-Funded Warrant	Without Option	With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $300,000. The underwriters have also agreed to reimburse us for certain expenses in connection with the offering.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to                    additional shares at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors and certain of our existing security holders have agreed not to sell or transfer any Class A Ordinary Shares or securities convertible into or exchangeable or exercisable for Class A Ordinary Shares, for 60 days after the date of this prospectus supplement without first obtaining the written consent of SVB Securities LLC and Guggenheim Securities LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•offer, pledge, sell or contract to sell any Class A Ordinary Shares;
•sell any option or contract to purchase any Class A Ordinary Shares;
•purchase any option or contract to sell any Class A Ordinary Shares;
•grant any option, right or warrant for the sale of any Class A Ordinary Shares;
•otherwise dispose of or transfer any Class A Ordinary Shares;
•request or demand that we file a registration statement related to the Class A Ordinary Shares; or
•enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any Class A Ordinary Shares, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.
The lock-up provisions apply to Class A Ordinary Shares and to securities convertible into or exchangeable or exercisable for Class A Ordinary Shares. They also apply to Class A Ordinary Shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Capital Market Listing
Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MLTX.” We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other nationally recognized securities exchange or any other nationally recognized trading system.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares and pre-funded warrants is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A Ordinary Shares. However, the representatives may engage in transactions that stabilize the price of the Class A Ordinary Shares, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our Class A Ordinary Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of Class A Ordinary Shares made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Ordinary Shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A Ordinary Shares and pre-funded warrants which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),
provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b) where no consideration is or will be given for the transfer;
(c) where the transfer is by operation of law; or
(d) as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters relating to U.S. law will be passed upon for us by Gibson, Dunn & Crutcher LLP. Walkers (Cayman) LLP will pass upon the validity of the Class A Ordinary Shares and pre-funded warrants offered hereby. The underwriters are being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
EXPERTS
The consolidated financial statements of MoonLake Immunotherapeutics as of and for the periods ended December 31, 2022 and 2021 incorporated by reference herein, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits.
You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.moonlaketx.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus supplement or the accompanying prospectus and you should not rely on that information when making a decision to invest in our Class A Ordinary Shares.
Any statement made in this prospectus supplement and the accompanying prospectus, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement or the accompanying prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement and the accompanying prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the front cover of this prospectus supplement.
MoonLake Immunotherapeutics
Investor Relations
Dorfstrasse 29
6300 Zug
Switzerland
41 415108022

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 20, 2023;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023;
•our Current Reports on Form 8-K filed with the SEC on April 19, 2023, May 19, 2023 and June 7, 2023; and
•the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 20, 2023, as may be further amended by any amendments or reports filed for the purposes of updating this description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement, except for our Current Report on Form 8-K filed with the SEC on April 19, 2023, which is incorporated by reference.
We also incorporate by reference into this prospectus supplement any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus supplement.

PROSPECTUS
MOONLAKE IMMUNOTHERAPEUTICS
ORDINARY SHARES
PREFERENCE SHARES
DEBT SECURITIES
WARRANTS
UNITS

From time to time, we may issue, in one or more series or classes, up to an aggregate of $500,000,000 of our ordinary shares, preference shares, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.
You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), are listed on The Nasdaq Capital Market under the symbol “MLTX.” The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on April 27, 2023 was $21.05 per share. We recommend that you obtain current market quotations for our Class A Ordinary Shares prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 9, 2023

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
Unless the context otherwise requires or where otherwise indicated, references to “MoonLake,” “we,” “us,” “our,” “our Company,” “the Company” and “our business” refer to MoonLake Immunotherapeutics and its consolidated subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should note that on April 8, 2021, the staff of the SEC issued a public statement entitled “SPAC IPOs and Liability Risk under the Securities Act”, in which the SEC staff indicated that there is uncertainty as to the availability of the safe harbor in connection with a SPAC merger. All statements other than statements of historical fact contained in this prospectus, including without limitation, statements regarding the following, are forward-looking statements: our future results of operations and financial position, our expectations regarding industry trends, the sufficiency of our cash and cash equivalents, anticipated sources and uses of cash, the anticipated investments in our business, our business strategy, and the plans and objectives of management for future operations and capital expenditures. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “might,” “possible,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus contain forward-looking statements that reflect our plans and strategy for our business and related financing. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements.
These forward-looking statements are subject to a number of important risks, uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements expressed or implied in this prospectus. Such risks, uncertainties and other factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors,” and the following risks, uncertainties and factors:
•our ability to:
◦realize the benefits expected from the Business Combination; and
◦maintain the listing of the Class A Ordinary Shares on The Nasdaq Capital Market;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•factors relating to our business, operations and financial performance, including, but not limited to:
◦we are substantially dependent on the success of our novel tri-specific nanobody, sonelokimab, also known as M1095/ALX 0761, which we license from Merck Healthcare KGaA, Darmstadt, Germany, an affiliate of Merck KGaA, Darmstadt, Germany (“MHKDG”);
◦we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;
◦while we have initiated clinical trials, we have not completed any clinical trials, and we have no products approved for commercial sale;
◦we have incurred significant losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;
◦our ability to renew existing contracts;

◦our ability to obtain regulatory approval for our products, and any related restrictions or limitations of any approved products;
◦our limited operating history;
◦our ability to respond to general economic conditions;
◦our ability to manage our growth effectively;
◦the impact of adverse business and economic conditions including inflationary pressures, general economic slowdown or a recession, increasing interest rates, and changes in monetary policy;
◦competition and competitive pressures from other global companies in the industries in which we operate;
◦the impact of the COVID-19 pandemic; and
◦litigation and the ability to adequately protect our intellectual property rights.
These factors should not be construed as exhaustive and should be read in conjunction with the other factors described under the heading “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.
The forward-looking statements contained in this prospectus are made as of the date hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY
We are a clinical-stage biotechnology company advancing therapies to address significant unmet needs in inflammatory skin and joint diseases. Our novel tri-specific Nanobody, SLK, is an IL-17A and IL-17F inhibitor that has shown therapeutic activity as measured by psoriasis area severity index (PASI) scores in patients with plaque-type psoriasis. The terms “Nanobody” and “Nanobodies” used herewith are registered trademarks of Ablynx N.V., Belgium, a Sanofi company. SLK is a proprietary Nanobody exclusively licensed from MHKDG.
We are developing a portfolio of therapeutic indications for SLK, and are focused on demonstrating its efficacy, safety and dosing convenience, initially in hidradenitis suppurativa and psoriatic arthritis. We believe that SLK has a differentiated mechanism of action and potential to penetrate into deep skin and joint tissue. SLK’s purposefully designed molecular characteristics, including its smaller size compared to traditional monoclonal antibodies and its albumin binding site, are intended to facilitate deep tissue penetration in the skin and joints. We envision SLK as a key therapeutic alternative in our initial target indications and potentially in multiple other IL-17 driven inflammatory conditions. Building on the clinical data generated to date, we pursue the clinical development of SLK.
Corporate Information
We were originally incorporated on August 13, 2020 in the Cayman Islands as a special purpose acquisition company under the name Helix Acquisition Corp. (“Helix”), and our subsidiary, MoonLake AG, was incorporated in Switzerland in 2021. On April 5, 2022, MoonLake Immunotherapeutics (formerly known as Helix Acquisition Corp.) consummated the business combination pursuant to that certain Business Combination Agreement dated October 4, 2021 (the “Business Combination Agreement”), by and among Helix, MoonLake AG, the existing equityholders of MoonLake AG set forth on the signature pages to the Business Combination Agreement and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement (collectively, the “ML Parties”), the Sponsor, and the representative of the ML Parties (such transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). In connection with the consummation of the Business Combination, we changed our name from Helix Acquisition Corp. to MoonLake Immunotherapeutics. Our principal executive office is located in Dorfstrasse 29, 6300, Zug, Switzerland. Our website address is www.moonlaketx.com. Information contained on or accessible through our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO consummated on October 22, 2020 (that is, December 31, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used as working capital including continuing to advance our pipeline through preclinical studies and clinical trials, and for general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.
Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SHARES
The following is a brief description of the material provisions of our shares. Our Class A ordinary share is the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by our Second Amended and Memorandum and Articles of Association (the “MAA”) and the applicable provisions of the Companies Act of the Cayman Islands, as amended (the “Companies Act”). We encourage you to read the MAA and the applicable provisions of the Companies Act for more information.
Authorized and Outstanding Shares
The MAA authorizes the issuance of up to 655,000,000 shares, consisting of:
•500,000,000 Class A Ordinary Shares;
•50,000,000 Class B ordinary shares, par value US$0.0001 per share (“Class B Ordinary Shares”);
•100,000,000 Class C ordinary shares, par value US$0.0001 per share (“Class C Ordinary Shares”); and
•5,000,000 preference shares, par value US$0.0001 per share (“preference shares”).
Class Rights
In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any repayment or distribution of capital, the entitlement of the holders of Class C Ordinary Shares is determined in accordance with the MAA. Class C Ordinary Shares confer no other right to participate in the profits or assets of the Company (including, for the avoidance of doubt, any right to receive a dividend or other distribution).
Class A Ordinary Shares carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company, rights in a winding up or repayment or distribution of capital and the right to participate in the profits or assets of the Company, in each case, in accordance with the MAA.
Except as otherwise provided by the rights attached to any ordinary shares in the MAA, rights attaching to the Class A Ordinary Shares and the Class C Ordinary Shares rank pari passu in all respects, and the Class A Ordinary Shares and Class C Ordinary Shares vote together as a single class on all matters.
The MAA authorizes 5,000,000 preference shares and provides that preference shares may be issued from time to time in one or more series. Our board of directors (the “Board”) is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.
The Board is able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.
There are no Class B Ordinary Shares issued or outstanding.
Register of Members
As required under Cayman Islands law, we keep a register of members that states:
•the names and addresses of the members, a statement of the shares held by each member and the amount paid or agreed to be considered as paid on the shares of each member and the voting rights of the shares of each member;

•whether voting rights are attached to the share in issue;
•the date on which the name of any person was entered on the register as a member; and
•the date on which any person ceased to be a member.
Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members raises a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Certain Differences in Corporate Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.     In certain circumstances, the Companies Act permits mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of shareholders holding at least two-thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, if a copy of the plan of merger is given to every member of each subsidiary company to be merged, unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. The directors of each company are required to provide a declaration of the assets and liabilities of the company made up to the latest practicable date before the making of the declaration, and are further required to make a declaration to the effect that: (i) the company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the company; (ii) no petition or other similar proceeding has been filed and remains outstanding and that no order has been made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the company are and continue to be suspended or restricted; (v) in the case of a constituent company that is not a surviving company, the constituent company has retired from any fiduciary office held or will do so immediately prior to the merger or consolidation; and (vi) where relevant, the company has complied with any applicable requirements under Cayman Islands regulatory laws. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company and the surviving company is the Cayman Islands exempted company, the procedure is similar, save that where the surviving or consolidated company is the Cayman Islands exempted company, the Cayman Islands Registrar of Companies is required to be satisfied in respect of any constituent overseas company that: (i) the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; (v) the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (vi) in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (vii) the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (viii) there is no other reason why it would be against the public interest to permit the merger or consolidation. The requirements set out in sections (i) to (vii) above shall be met by a director of the Cayman Islands exempted company making a declaration to the effect that, having made due enquiry, they are of the opinion that such requirements have been met, such declaration to include a statement of the assets and liabilities of the foreign company made up to the latest practicable date before making the declaration.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree to a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company shall (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), 75% in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing 75% in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
•the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to dual majority vote have been complied with;
•the shareholders have been fairly represented at the meeting in question;
•the arrangement is such as a businessman would reasonably approve; and
•the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”
If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions.     When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
No Appraisal Rights.     Our shareholders have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of United States corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of the shares. However, appraisal rights would also not be available to shareholders of a Delaware target in a business combination transaction if the shares of the target were listed on a national securities exchange and target shareholders receive only shares of a corporation which shares are also listed on a national securities exchange.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits.     Walkers (Cayman) LLP, our Cayman Islands counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on

English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•a company is acting, or proposing to act, illegally or beyond the scope of its authority;
•the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
•those who control the company are perpetrating a “fraud on the minority.”
A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.     The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies.     The Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Certain Anti-takeover Provisions of the MAA
The MAA provides that the Board be classified into three classes of directors, each to be elected for a three-year term.
Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of ordinary shares then outstanding; or
•the average weekly reported trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our initial shareholders are able to sell their founder shares and private placement shares, as applicable, pursuant to Rule 144 without registration beginning April 5, 2023, one year after the date we completed the Business Combination.
We are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Transfer Agent
The Transfer Agent and Registrar for the Class A Ordinary Shares and Class C Ordinary Shares is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES
The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.
We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•do not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•do not require us to issue all of the debt securities of a series at the same time; and
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.
Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other senior unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or other securities of ours or the method by which any such portion shall be determined;
•if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares or other securities of ours received on conversion;
•the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•the date or dates, or the method for determining the date or dates, from which interest will accrue;
•the dates on which interest will be payable;
•the record dates for interest payment dates, or the method by which such dates will be determined;
•the persons to whom interest will be payable;
•the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;
•the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;
•where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•the times, prices and other terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;
•the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;
•whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;
•whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;
•any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;
•whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;
•the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;
•the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;
•the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;
•whether and under what circumstances the debt securities being offered are convertible into ordinary shares or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;
•the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;
•the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;
•any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;
•applicable CUSIP numbers; and
•any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.
We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities, including the portion of the principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities.
Except as described in the indentures under “Compliance with Consolidation Provisions” and “Successor Entity” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
•exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and
•surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.
Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that a notice of redemption of less than all the outstanding debt securities of the same series is mailed and ending at the close of business on the day of such mailing;
•register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and
•issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;
•the holders of any outstanding debt securities shall be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of ordinary shares or other securities of the Company deliverable upon conversion or exchange of such debt securities would have been entitled had such conversion or exchange occurred immediately prior to the transaction; and
•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants
Existence. Except as described therein under “Company May Consolidate, Etc.,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.
Provision of financial information. The indentures require us to (i) within 30 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act and (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required.
Additional covenants. The applicable prospectus supplement will set forth any of our additional covenants relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•default in the payment of any installment of interest on any debt security of such series continuing for 90 days;
•default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise;
•default in making any sinking fund payment as required for any debt security of such series as and when due and payable;
•default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;
•bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
•any other event of default provided with respect to a particular series of debt securities.
Notice of any such default shall be given to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•we have deposited with the applicable trustee all matured installments of interest upon and the principal of (and premium, if any, on) all the outstanding debt securities of such series that shall have become other than by acceleration (with interest upon such principal and premium, if any, and upon overdue installments of interest), plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•all events of default, other than the non-payment of accelerated principal (and premium, if any) and accrued and unpaid interest on debt securities of such series, have been cured or waived.
The indentures require each trustee to give notice to the holders of debt securities within the later of 90 days after of a default occurs and 30 days after it is actually known to a trustee or written notice of it is received by the trustee, unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•is in conflict with any law or the applicable indenture;
•may involve the trustee in personal liability; or
•may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
The indentures provide that no modifications or amendments may, without the consent of each affected holder, impair the right of any holder of any debt security to (i) receive payment of the principal of (and premium, if any) and interest on the debt securities, as provided in the debt securities or indentures, on or after the respective due dates expressed in the debt securities or the indentures (or in the case of redemption, on the redemption date) or (ii) institute suit for the enforcement of any such payment on or after such respective dates or redemption date. Furthermore, no modification or amendment may, without the consent of the holders of all of the debt securities affected by the modification or amendment:
•change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security, or reduce the amount of interest payable thereon or principal thereof; or
•reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities, including for any of the following purposes:
•to evidence the succession of another person to us as obligor under such indenture in compliance with the Trust Indenture Act;
•to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, (ii) to permit or facilitate the issuance of debt securities in uncertificated form, or (iii) that otherwise does not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•to establish the form or terms of debt securities of any series;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee; and
•to cure any ambiguity, defect or inconsistency in an indenture.
Subordination
Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
•we have paid or caused to be paid all other sums payable; and
•an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.
Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the we may elect either:
•to defease and be discharged from any and all obligations with respect to such debt securities; or
•to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
When we use the term “government obligations,” we mean securities that are:
•direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or
•obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.
Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.
When we use the term “conversion event,” we mean the cessation of use of:
•a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
•the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or
•any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.
Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of ordinary shares, preference shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares, preference shares and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase ordinary shares or preference shares, the number of ordinary shares or preference shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;

•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of ordinary shares, preference shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement;
•the price or prices at which such units will be issued;
•the applicable United States federal income tax considerations relating to the units;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
•to correct or supplement any defective or inconsistent provision; or
•to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.
These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.
Form, Exchange and Transfer
Unless the accompanying prospectus supplement states otherwise, we will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Unless the accompanying prospectus supplement states otherwise, each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
•Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.
Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents, if any;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we offer, other than our Class A Ordinary Shares and Class C Ordinary Shares, will be new issues of securities, and all securities we offer, other than our Class A Ordinary Shares, will have no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters relating to U.S. law will be passed upon for us by Gibson, Dunn & Crutcher LLP. The validity of the securities offered in this prospectus and certain other legal matters relating to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of MoonLake Immunotherapeutics as of and for the periods ended December 31, 2022 and 2021 incorporated by reference herein, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits.
You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.moonlaketx.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus and you should not rely on that information when making a decision to invest in our Class A Ordinary Shares.
Any statement made in this prospectus and any prospectus supplement, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.
MoonLake Immunotherapeutics
Investor Relations
Dorfstrasse 29
6300 Zug
Switzerland
41 415108022

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 20, 2023;
•our Current Report on Form 8-K filed with the SEC on April 19, 2023; and
•the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 20, 2023, as may be further amended by any amendments or reports filed for the purposes of updating this description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus, except for our Current Report on Form 8-K filed with the SEC on April 19, 2023, which is incorporated by reference.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.

$250,000,000
MOONLAKE IMMUNOTHERAPEUTICS
Class A Ordinary Shares
Pre-funded Warrants to Purchase Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers
SVB Securities	Guggenheim Securities	Cantor	LifeSci Capital

, 2023